                                                                    EXHIBIT 4.01

                          REGISTRATION RIGHTS AGREEMENT

      This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of December 23, 2004 by and between Flextronics International Ltd., a Singapore company ("FLEXTRONICS"), and the individuals and entities listed on Exhibit A attached hereto who execute one or more counterpart signature pages to this Agreement (the "HOLDERS").

                                    RECITALS

      A. This Agreement is entered into pursuant to that certain Amended and Restated Agreement and Plan of Reorganization dated as of December 23, 2004 (the "MERGER AGREEMENT") by and among Flextronics, PIC Acquisition Corporation, a California corporation and a direct wholly-owned subsidiary of Flextronics ("MERGER SUB"), and Peripheral Imaging Corporation, a California corporation (the "COMPANY").

      B. The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into the Company in a statutory merger, with the Company as the surviving corporation in the merger (the "MERGER") in which all of the outstanding shares of common stock of the Company will be converted into the right to receive ordinary shares, S$0.01 par value per share, of Flextronics (the "FLEXTRONICS ORDINARY SHARES").

      C. As an inducement for the Holders to approve the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement, Flextronics desires to grant the registration rights to the Holders as contained herein.

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

      1. DEFINITIONS AND REFERENCES.

      Unless otherwise defined herein, the capitalized terms in this Agreement have the same meanings given to them in the Merger Agreement. For purposes of this Agreement, in addition to the definitions set forth elsewhere herein or in the Merger Agreement, the following terms shall have the following respective meanings:

      "AFFILIATE" of a Holder shall mean a person who controls, is controlled by or is under common control with such Holder, or the spouse or children (or a trust exclusively for the benefit of a spouse and/or children) of such Holder.

      "REGISTER," "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a Registration Statement or similar document in compliance with the United States Securities Act of 1933, as amended (the "1933 ACT"), and the declaration or ordering of effectiveness of such Registration Statement or document by the United States Securities and Exchange Commission (the "SEC").

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      "REGISTRABLE STOCK" shall mean (a) the Flextronics Ordinary Shares issued to a Holder pursuant to the Merger Agreement; and (b) any Flextronics Ordinary Shares issued as (or issuable upon the conversion or exercise of any warrant, right, option or other convertible security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, such Flextronics Ordinary Shares. For purposes of this Agreement, any Registrable Stock shall cease to be Registrable Stock when (x) a Registration Statement covering such Registrable Stock has been declared effective and such Registrable Stock has been disposed of pursuant to such effective Registration Statement, or (y) such Registrable Stock is sold by a person in a transaction that is exempt from registration pursuant to Rule 144 under the 1933 Act or a transaction in which the Holders' rights under this Agreement are not assigned in accordance with Section 6 of this Agreement. In addition, the Registrable Stock held by any Holder shall cease to be Registrable Stock on such date on which all of the Registrable Stock held by such Holder can be sold within a period of three months pursuant to Rule 144 promulgated under the 1933 Act (or any similar provision then in force).

      2. "SHELF" REGISTRATION.

            (a) As soon as practicable following the Effective Time of the Merger, Flextronics shall use commercially reasonable efforts to file with the SEC within five (5) business days after the Effective Time of the Merger a "shelf" registration statement on Form S-3 in the format required by the SEC with all required exhibits pursuant to Rule 415(a)(1) under the 1933 Act (the "REGISTRATION STATEMENT") for the public resale on a continuous or delayed basis by the Holders of the Registrable Stock, and shall use all commercially reasonable efforts to cause the Registration Statement to be declared effective under the 1933 Act as promptly as possible after the filing thereof, where "commercially reasonable efforts" involves a level of effort in which Flextronics proactively and diligently undertakes its obligations hereunder without any unnecessary material delays or deviations. The plan of distribution indicated in the Registration Statement will include all such transactions as the Holders may reasonably request in writing prior to the filing of the Registration Statement and that can be included in the Registration Statement under the rules and regulations of the SEC. Flextronics shall use all reasonable efforts to keep the Registration Statement continuously effective under the 1933 Act until the earlier of (x) the date which is two (2) years after the date hereof and (y) the date when all Registrable Stock covered by such Registration Statement has been sold or may be sold pursuant to Rule 144 promulgated under the 1933 Act (or any similar provision then in force) without application of the volume limitations under Rule. The Holders will only offer and sell Registrable Stock in a transaction that is covered by the plan of distribution indicated in the Registration Statement or is exempt from registration under the 1933 Act.

            (b) Subject to Flextronics's compliance with subsection (a) of this
Section 2, the parties hereby acknowledge that Flextronics shall not have any liability under this Agreement to any person in the event that any Form S-3 is not declared effective by the SEC.

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      3. OBLIGATIONS OF FLEXTRONICS. Flextronics shall:

            (a) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Stock covered by the Registration Statement for the period required to effect the distribution of the Registrable Stock as set forth in Section 2;

            (b) use all reasonable efforts to register or qualify the Registrable Stock covered by the Registration Statement under the securities or Blue Sky laws of such jurisdiction within the United States and Puerto Rico as shall be reasonably requested by the Holders for the distribution of the Registrable Stock covered by the Registration Statement; provided, however, that Flextronics shall not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any jurisdiction wherein it would not but for the requirements of this paragraph (b) be obligated to do so; and provided, further, that with respect to Registrable Stock held by any Holder, Flextronics shall not be required to qualify such Registrable Stock in any jurisdiction in which the securities regulatory authority requires that such Holder submit any of his or her Registrable Stock to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell Registrable Stock in such jurisdiction unless such Holder agrees to do so;

            (c) promptly notify the Holders at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made and, at the request of any Holder, promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus, or a revised prospectus, as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided, that in the event of a material development or transaction affecting Flextronics that has not yet been publicly disclosed, if Flextronics shall furnish to the Holders a written notice executed by a duly authorized officer of Flextronics (such notice being referred to herein as a "DEFERRAL NOTICE") that Flextronics has determined in good faith that it would be adversely affected by such disclosure, Flextronics may defer preparing and furnishing such supplement or amendment for a period of not more than sixty (60) consecutive days (and not more than 90 days in any year), at which time it shall so notify the Holders ("SECOND NOTICE") and shall prepare and furnish to the Holders any such supplement or amendment as may then be required. Following receipt of any supplement or amendment to any prospectus, the Holders shall deliver such amended, supplemental or revised prospectus in connection with any offers or sales of Registrable Stock, and shall not deliver or use any prospectus not so amended, supplemented or revised. Following receipt of a Deferral Notice, the Holders shall not make any further sales of Registrable Stock pursuant to the Registration Statement until the Holders receive the Second Notice, and any such amendment or supplement, from Flextronics;

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            (d) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Stock owned by them; and

            (e) Cause all such Registrable Stock registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by Flextronics are then listed.

      4. FURNISH INFORMATION. It shall be a condition precedent to the obligations of Flextronics to take any action pursuant to this Agreement that each Holder shall furnish to Flextronics such information regarding itself, the Registrable Stock held by it, and the intended method of disposition of such securities as Flextronics shall reasonably request and as shall be required in connection with the actions to be taken by Flextronics hereunder.

      5. EXPENSES. Flextronics and the Company will share equally any filing fees incurred in connection with the registration pursuant to this Agreement. All other expenses incurred in connection with the registration pursuant to this Agreement, excluding underwriters' or brokers' discounts and commissions, but including, without limitation, word processing, duplicating, printers' and accounting fees, listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or Blue Sky laws, and the fees and disbursements of counsel for Flextronics, shall be paid by Flextronics. Each Holder shall bear and pay the underwriting discounts and commissions and brokerage fees applicable to the sale of securities offered for his or her account in connection with any registrations, filings and qualifications made pursuant to this Agreement and the fees and disbursements of any counsel for such Holder.

      6. TRANSFER OF REGISTRATION RIGHTS. The registration rights of a Holder under this Agreement with respect to any Registrable Stock may be transferred or assigned to (a) any transferee or assignee of such Registrable Stock who, after such transfer or assignment, holds at least five thousand (5,000) shares of Registrable Stock previously held by such Holder or (b) an Affiliate of such Holder; provided, however, that (i) such Holder shall give Flextronics written notice prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being transferred; (ii) such transferee shall agree in writing, in form and substance reasonably satisfactory to Flextronics, to be bound as a Holder by the provisions of this Agreement; and (iii) immediately following such transfer the further disposition of such securities by such transferee is restricted under the 1933 Act.

      7. INDEMNIFICATION. In the event any Registrable Stock is included in a Registration Statement under this Agreement:

            (a) Flextronics shall indemnify and hold harmless each Holder, such Holder's directors and officers, each person who participates in the offering of such Registrable Stock, including underwriters (as defined in the 1933 Act), and each person, if any, who controls such Holder or participating person within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect

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thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement on the effective date thereof (including any prospectus filed under Rule 424 under the 1933 Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Holder, such Holder's directors and officers, and such participating person or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Flextronics; provided, further, that Flextronics shall not be liable to any Holder, such Holder's directors and officers, participating person or controlling person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with the Registration Statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, such Holder's directors and officers, participating person or controlling person expressly for use in connection with such registration; provided, further, that Flextronics shall not be liable to any Holder, such Holder's directors and officers, participating person or controlling person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an offer or sale by such Holder in violation of any of such Holder's obligations under Section 3(c). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Holder, such Holder's directors and officers, participating person or controlling person, and shall survive the transfer of such securities by such Holder and any termination of this Agreement.

            (b) Each Holder severally and not jointly shall indemnify and hold harmless Flextronics, each of its directors and officers, each person, if any, who controls Flextronics within the meaning of the 1933 Act, and each agent and any underwriter for Flextronics (within the meaning of the 1933 Act) against any losses, claims, damages or liabilities, joint or several, to which Flextronics or any such director, officer, controlling person, agent or underwriter may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) that arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement (including any prospectus filed under Rule 424 under the 1933 Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration; and each such Holder shall reimburse any legal or other expenses reasonably incurred by Flextronics or any such director, officer, controlling person, agent or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such

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Holder; provided, further, that the liability of each Holder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the net proceeds from the sale of the shares sold by such Holder under such Registration Statement bears to the total net proceeds from the sale of all securities sold thereunder, but not in any event to exceed the net proceeds received by such Holder from the sale of Registrable Stock covered by such Registration Statement.

            (c) Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party; provided, however, that an indemnified party shall have the right to retain its own counsel, with all fees and expenses thereof to be paid by the indemnifying party (if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding), and to be apprised of all progress in any proceeding the defense of which has been assumed by the indemnifying party. The failure to notify an indemnifying party promptly of the commencement of any such action, if and to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.

            (d) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations, provided that in no event shall any contribution by a Holder under this Section 7(d) exceed the net proceeds from the offering received by such Holder. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

            The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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      8. REPORTS UNDER THE SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of Flextronics to the public without registration or pursuant to a registration on Form S-3, Flextronics agrees to:

            (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, so long as Flextronics remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

            (b) file with the SEC in a timely manner all reports and other documents required of Flextronics under the 1933 Act and the Exchange Act; and

            (c) furnish to any Holder, so long as the Holder owns any Registrable Stock, forthwith upon written request (i) a written statement by Flextronics that it has complied with the reporting requirements of SEC Rule 144, the 1933 Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of Flextronics and such other reports and documents so filed by Flextronics, and (iii) such other information as may be reasonably requested that is necessary or appropriate to avail any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

      9. LEGENDS. Each stock certificate representing Flextronics Ordinary Shares issued pursuant to the Merger Agreement shall bear the following legend (in addition to any legends required by applicable state laws):

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT UNDER THE 1933 ACT (AND A CURRENT PROSPECTUS) IS IN EFFECT AS TO THE SECURITIES, (2) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT IS AVAILABLE, OR (3) THE SECURITIES ARE SOLD PURSUANT TO RULE 144 OF THE 1933 ACT. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Flextronics may issue appropriate "stop transfer" instructions to its transfer agent. Flextronics shall not be required (a) to transfer or have transferred on its books any Flextronics Ordinary Shares issued pursuant to the Merger Agreement that have been sold or otherwise transferred in violation of any of the provisions of (i) the legend set forth in this Section 9, (ii) any other provisions of the Merger Agreement or this Agreement, (iii) any applicable law or (iv) the Selling Shareholder Questionnaire attached as Annex H to the Consent Solicitation and Information Statement dated as of December 17, 2004, or (b) to treat as owner of such shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such

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shares shall have been so transferred in violation of any law or of any provision of the Merger Agreement, this Agreement or the Selling Shareholder Questionnaire.

      10. GENERAL PROVISIONS.

            (a) Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, transmitted by facsimile (with confirmation of successful electronic transmission), delivered by nationally recognized overnight courier or if deposited in the U.S. mail by registered or certified mail, return receipt requested, postage prepaid. Notices shall be delivered at the addresses set forth in the signature page hereto. Any party hereto may by notice so given change its address or facsimile number for future notices hereunder. Notice shall conclusively be deemed to have been given when personally delivered or on the third business day after deposit in the mail in the manner set forth above.

            (b) Entire Agreement; Independence of Obligations. This Agreement constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof. In the event of any conflict between this Agreement and the Merger Agreement, the terms of this Agreement shall control.

            (c) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without regard to conflicts of law principles.

            (d) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

            (e) Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors, transferees (pursuant to Section 6) and assigns, any rights or remedies under or by reason of this Agreement.

            (f) Successors and Assigns. Subject to the provisions of Section 6, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors, transferees and permitted assigns of the parties hereto.

            (g) Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

            (h) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

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            (i) Costs and Attorneys' Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

            (j) Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of Flextronics Ordinary Shares, then, upon the occurrence of any subdivision, combination or share dividend of such class of shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

            (k) Arbitration of Disputes. Any disputes arising under this Agreement shall be subject to the arbitration provisions set forth in Section
9.1 of the Merger Agreement.

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      IN WITNESS WHEREOF, the parties hereto have executed this Registration
Rights Agreement as of the date and year first above written.

FLEXTRONICS INTERNATIONAL LTD.

By: /s/ Manny Marimuthu

Name: Manny Marimuthu

Title: Authorized Signatory

HOLDER:
By: /s/ I.H. Yeh
Name: I.H. Yeh
Title: President
Address: Innovation LST. RD, Science-Based
Industrial Park, Hsin-Chu, Taiwan, R.O.C.
Facsimile: 886-3-5631369
Title: Elan Microelectronics Corporation

HOLDER:

By: /s/ HMC/ Oung, Sai Wah
Name: HMC/Oung, Sai Wah
Title: President
Address: 10-3 F, No. 351 Chung Shan Rd., Sec. 2 Chung Ho City,
Taipei, Taiwan R.O.C.
Facsimile: 886-2-8221-2976
Title: President

HOLDER:

By: /s/ Rong Yaw Wu
Name: Rong Yaw Wu
Title: President & CEO
Address: 5th Floor, No. 3, Alley 59, Lane 42
Min-Chiuan Rd., Hsin-Tien City, Taipei Hsein,
Taiwan
Facsimile: 886-2-2918-9823
Title: Pixon Technologies Corp.

HOLDER:

By: /s/ Ching-Lin Chen
Name: Ching-Lin Chen
Title:
Address:
Facsimile:
Title:

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HOLDER:

By: /s/ Chi-Jen Chien
Name: Chi-Jen Chien
Title:
Address:
Facsimile:
Title:

HOLDER:

By: /s/ Paul T. Cody
Name: Paul T. Cody
Title:
Address:
Facsimile:
Title:

HOLDER:

By: /s/ Ai-Lan Hsu
Name: Ai-Lan Hsu
Title:
Address:
Facsimile:
Title:

HOLDER:

By: /s/ Oung, Sai Wah
Name: Oung, Sai Wah
Title:
Address:
Facsimile:
Title:

HOLDER:

By: /s/ Ming-Jen Pang
Name: Ming-Jen Pang
Title:
Address:
Facsimile:
Title:

                                       11
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HOLDER:

By: /s/ John P. Skurla
Name: John P. Skurla
Title:
Address:
Facsimile:
Title:

HOLDER:

By: /s/ Rong Yaw Wu
Name: Rong Yaw Wu
Title:
Address:
Facsimile:
Title:

HOLDER:

By: /s/ Wang Chung Kang
Name: Wang Chung Kang
Title:
Address:
Facsimile:
Title:

HOLDER:

By: /s/ Yen-Chin Wang
Name: Yen-Chin Wang
Title:
Address:
Facsimile:
Title:

HOLDER:

By: /s/ Lichune Margaret Wang
Name: Lichune Margaret Wang
Title:
Address:
Facsimile:
Title:

                                       12
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HOLDER:

By: /s/ Chih-Chiu Pan
Name: Pan, Chih-Chiu
Title:
Address:
Facsimile:
Title:

HOLDER:

By: /s/ Rusty Winzenread
Name: Rusty Winzenread
Title:
Address:
Facsimile:
Title:

HOLDER:

By: /s/ Fu-Mei Loh
Name: Fu-Mei Loh
Title:
Address:
Facsimile:
Title:

HOLDER:

By: /s/ Hsin-Fu Tseng
Name: Hsin-Fu- Tseng
Title:
Address:
Facsimile:
Title:

HOLDER:

By: /s/ Napoleon Cereno
Name: Napoleon Cereno
Title:
Address:
Facsimile:
Title:

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HOLDER:

By: /s/ Tri Dang
Name: Tri Dang
Title:
Address:
Facsimile:
Title:

HOLDER:

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